NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Record Second Quarter 2021 Results,
Increases Full Year Guidance

•GAAP EPS from continuing operations increased to $0.74 from $0.25 in the prior year quarter

•Sales increased 42% to $1.235 billion and adjusted EPS increased 107% to $0.87 driven by very strong demand conditions in nearly all end markets

•Full year adjusted EPS guidance for 2021 increased from $2.80 to $3.00, representing 55% growth over the prior year adjusted EPS of $1.93

•Investor Day to be held December 9th in New York City will highlight sustainable solutions portfolio and innovation to drive future growth

CLEVELAND – July 30, 2021 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today reported its second quarter results for 2021. Second quarter 2021 GAAP EPS from continuing operations was $0.74 compared to $0.25 in the prior year second quarter. The company noted that GAAP EPS includes special items (Attachment 3), which impacted EPS in both periods and were primarily associated with environmental and restructuring costs. Unless otherwise noted herein, all comparisons to prior year results are pro forma* for the Clariant Masterbatch acquisition.

“I’m very pleased with our results as second quarter sales and adjusted EPS reached all-time highs driven by our portfolio of sustainable solutions and continued strong demand conditions,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “In addition, it has been just over a year since we acquired Clariant Masterbatch and we became Avient. Our first year of integration has been a tremendous success.”

“But none of this has been easy,” Mr. Patterson continued. “We are delivering record results against a backdrop of incredibly challenging conditions, including the ongoing COVID-19 pandemic, significant supply chain disruptions and inflation. I'm more proud that we have been able to overcome these additional costs to increase adjusted EPS, while serving our customers and keeping our employees healthy and safe.”

The company cited robust demand across all end markets, particularly in consumer applications (up 67%) as revenue increased 42% to $1.235 billion. The revenue growth, coupled with expanding margins and synergy capture from the Clariant Masterbatch integration, led to a 107% increase in adjusted EPS to $0.87 versus $0.42 in the prior year quarter.

The company also noted that on July 1, 2021 it acquired Magna Colours Ltd., a market leader in sustainable, water-based inks technology for the textile screen printing industry. “Magna represents another addition to our growing portfolio of sustainable solutions, as brand owners seek eco-conscious materials for their customers,” Mr. Patterson said.

Third Quarter and Full Year 2021 Outlook

Commenting on the company’s 2021 outlook, Mr. Patterson said, “Demand continues to be strong and I remain confident in our team’s ability to continue navigating the supply chain dynamics to ensure we deliver for our customers. We expect seasonality of the business to play out in the third quarter and estimate sales of $1.15 billion and adjusted EPS of $0.68. This represents sales and adjusted EPS growth of 24% and 48%, respectively, over the prior year third quarter.”

Mr. Patterson added, “For the full year 2021, we are also increasing estimates and now expect revenues of approximately $4.6 to $4.7 billion and adjusted EPS of $3.00, a 55% increase over the prior year."

Sustainability Report and Upcoming Investor Day

“We plan to host an investor day in New York City on December 9 to highlight our sustainable solutions portfolio, Clariant Masterbatch integration synergies and future growth plans. We are optimistic we can host this meeting in person, but will make arrangements to do so by video if necessary,” said Jamie Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation.

“For an advance look at our sustainability initiatives, please review our most recent sustainability report, which will soon be available on our website,” added Ms. Beggs. “Our report not only captures our commitments and performance but also clearly demonstrates how sustainability is an unquestionable growth driver for Avient going forward.”

The comprehensive report includes expanded 2030 Sustainability Goals and highlights related to each of Avient’s four cornerstones – People, Products, Planet and Performance.

The company noted it will provide more details on its second quarter results and outlook during the webcast scheduled for 8:00 a.m. Eastern Time on July 30, 2021.

*Pro Forma

The company acquired the Clariant Masterbatch business (“CMB”) on July 1, 2020 (the “Acquisition Date”). Unless otherwise noted, all comparisons to prior year financial results herein are presented on a pro forma basis and referred to as “organic” such that the prior periods include the business results of CMB for that prior period. Management believes this provides better comparability of the performance of the combined businesses. Refer to Attachment 7 Reconciliation of Non-GAAP Financial Measures for details regarding adjustments to previously reported results to arrive to the pro forma financial metrics.

Webcast Details

The webcast can be viewed live at avient.com/investors, or by clicking here: https://edge.media-server.com/mmc/p/p4owuchb. To participate in the audio-only portion of the call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 2587092. There will be a question and answer session following the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors. In addition, a recording of the audio will be available for one week, beginning at 11:00 a.m. ET on Friday, July 30, 2021. To access, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and provide conference ID number 2587092.

About Avient

Avient Corporation (NYSE: AVNT), with expected 2021 revenues of $4.6 to $4.7 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient employs approximately 8,400 associates and is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com.
# # #

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows including without any limitation, any supply chain and logistics issues; our ability to achieve the strategic and other objectives relating to the acquisition of Clariant's Masterbatch business, including any expected synergies; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve the anticipated financial benefit from initiatives related to acquisition and integration working capital reductions, cost reductions and employee productivity goals; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; our ability to consummate and successfully integrate acquisitions; and amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Non-GAAP Reconciliation

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as outlook for adjusted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Sales	$1,235.2	$609.1	$2,397.5	$1,320.6
Operating Income	108.1	38.0	228.5	90.8
Net income from continuing operations attributable to Avient shareholders	68.8	23.0	148.1	56.1
Basic earnings per share from continuing operations attributable to Avient shareholders	$0.75	$0.25	$1.62	$0.63
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.74	$0.25	$1.60	$0.63

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30, 2021		Three Months Ended June 30, 2020
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$68.8	$0.74	$23.0	$0.25
Special items, after tax (Attachment 3)	11.7	0.13	2.6	0.03
Adjusted net income / EPS - excluding special items	$80.5	$0.87	$25.6	$0.28

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$148.1	$1.60	$56.1	$0.63
Special items, after tax (Attachment 3)	14.3	0.16	11.2	0.12
Adjusted net income / EPS - excluding special items	$162.4	$1.76	$67.3	$0.75

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Sales	$1,235.2	$609.1	$2,397.5	$1,320.6
Cost of sales	946.5	459.4	1,806.4	999.4
Gross margin	288.7	149.7	591.1	321.2
Selling and administrative expense	180.6	111.7	362.6	230.4
Operating income	108.1	38.0	228.5	90.8
Interest expense, net	(19.5)	(16.2)	(38.8)	(25.6)
Other income, net	1.2	9.5	2.7	11.1
Income from continuing operations before income taxes	89.8	31.3	192.4	76.3
Income taxes	(20.4)	(7.9)	(43.3)	(19.8)
Net income from continuing operations	69.4	23.4	149.1	56.5
Loss from discontinued operations, net of income taxes	—	(0.2)	—	(0.5)
Net income	69.4	23.2	149.1	56.0
Net income attributable to noncontrolling interests	(0.6)	(0.4)	(1.0)	(0.4)
Net income attributable to Avient common shareholders	$68.8	$22.8	$148.1	$55.6

Earnings per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.75	$0.25	$1.62	$0.63
Discontinued operations	—	—	—	—
Total	$0.75	$0.25	$1.62	$0.63

Earnings per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.74	$0.25	$1.60	$0.63
Discontinued operations	—	—	—	(0.01)
Total	$0.74	$0.25	$1.60	$0.62

Cash dividends declared per share of common stock	$0.2125	$0.2025	$0.4250	$0.4050

Weighted-average shares used to compute earnings per common share:
Basic	91.3	91.4	91.3	88.8
Diluted	92.4	91.8	92.3	89.4

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of sales:
Restructuring costs, including accelerated depreciation and amortization	$(1.5)	$(1.2)	$(3.3)	$(1.2)
Environmental remediation costs	(12.5)	(3.1)	(13.0)	(3.5)
Reimbursement of previously incurred environmental costs	—	8.5	4.5	8.7
Acquisition related costs	1.4	—	1.4	—
Impact on cost of sales	(12.6)	4.2	(10.4)	4.0

Selling and administrative expense:
Restructuring, legal and other	(1.4)	(3.5)	(2.7)	(5.3)
Acquisition earn-out adjustments	—	—	—	(1.0)
Acquisition related costs	(0.2)	(9.7)	(3.5)	(16.4)
Impact on selling and administrative expense	(1.6)	(13.2)	(6.2)	(22.7)

Impact on operating income	(14.2)	(9.0)	(16.6)	(18.7)

Costs related to committed financing in interest expense, net	—	(0.5)	—	(0.5)
Other income, net	—	0.2	—	0.3
Pension settlement gain and mark-to-market adjustment	—	6.9	—	6.9
Impact on income from continuing operations before income taxes	(14.2)	(2.4)	(16.6)	(12.0)
Income tax benefit on above special items	3.4	0.7	4.3	2.7
Tax adjustments(2)	(0.9)	(0.9)	(2.0)	(1.9)
Impact of special items on net income from continuing operations attributable to Avient Shareholders	$(11.7)	$(2.6)	$(14.3)	$(11.2)

Diluted earnings per common share impact	$(0.13)	$(0.03)	$(0.16)	$(0.12)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.4	91.8	92.3	89.4

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$616.2	$649.5
Accounts receivable, net	705.2	516.6
Inventories, net	412.5	327.5
Other current assets	124.2	108.5
Total current assets	1,858.1	1,602.1
Property, net	680.1	694.9
Goodwill	1,281.7	1,308.1
Intangible assets, net	944.9	1,008.5
Operating lease assets, net	87.3	80.9
Other non-current assets	195.3	176.0
Total assets	$5,047.4	$4,870.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$18.8	$18.6
Accounts payable	574.6	471.7
Current operating lease obligations	24.9	25.1
Accrued expenses and other current liabilities	316.0	285.6
Total current liabilities	934.3	801.0
Non-current liabilities:
Long-term debt	1,852.2	1,854.0
Pension and other post-retirement benefits	112.6	115.0
Non-current operating lease obligations	62.8	56.0
Other non-current liabilities	299.1	332.8
Total non-current liabilities	2,326.7	2,357.8
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	1,768.2	1,697.1
Noncontrolling interest	18.2	14.6
Total equity	1,786.4	1,711.7
Total liabilities and equity	$5,047.4	$4,870.5

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net income	$149.1	$56.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69.5	40.8
Accelerated depreciation and amortization	1.4	—
Share-based compensation expense	5.6	5.7
Changes in assets and liabilities, net of the effect of acquisitions:
(Increase) decrease in accounts receivable	(196.1)	16.8
(Increase) decrease in inventories	(88.1)	17.4
Increase (decrease) in accounts payable	108.4	(23.5)
Decrease in pension and other post-retirement benefits	(9.2)	(12.7)
Increase (decrease) in accrued expenses and other assets and liabilities, net	27.5	(3.5)
Payment of post-acquisition date earnout liability	—	(21.0)
Net cash provided by operating activities	68.1	76.0
Investing activities
Capital expenditures	(42.1)	(21.3)
Net proceeds from divestiture	—	7.1
Net cash proceeds provided by other assets	(2.0)	5.2
Net cash used by investing activities	(44.1)	(9.0)
Financing activities
Debt offering proceeds	—	650.0
Purchase of common shares for treasury	(4.2)	(13.6)
Cash dividends paid	(38.8)	(34.3)
Repayment of long-term debt	(4.4)	(4.2)
Payments of withholding tax on share awards	(4.2)	(1.6)
Debt financing costs	—	(9.7)
Equity offering proceeds, net of underwriting discount and issuance costs	—	496.1
Payment of acquisition date earnout liability	—	(32.9)
Net cash (used) provided by financing activities	(51.6)	1,049.8
Effect of exchange rate changes on cash	(5.7)	(4.5)
(Decrease) increase in cash and cash equivalents	(33.3)	1,112.3
Cash and cash equivalents at beginning of year	649.5	864.7
Cash and cash equivalents at end of period	$616.2	$1,977.0

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales:
Color, Additives and Inks	$624.4	$226.8	$1,233.7	$483.3
Specialty Engineered Materials	240.6	158.8	457.1	344.1
Distribution	404.4	238.8	767.1	528.3
Corporate and eliminations	(34.2)	(15.3)	(60.4)	(35.1)
Sales	$1,235.2	$609.1	$2,397.5	$1,320.6

Gross margin:
Color, Additives and Inks	$193.4	$75.7	$390.9	$165.1
Specialty Engineered Materials	69.6	42.5	134.3	95.1
Distribution	40.1	27.2	79.4	60.8
Corporate and eliminations	(14.4)	4.3	(13.5)	0.2
Gross margin	$288.7	$149.7	$591.1	$321.2

Selling and administrative expense:
Color, Additives and Inks	$107.1	$43.4	$215.8	$92.3
Specialty Engineered Materials	32.3	25.5	62.8	55.8
Distribution	16.4	12.6	31.7	26.8
Corporate and eliminations	24.8	30.2	52.3	55.5
Selling and administrative expense	$180.6	$111.7	$362.6	$230.4

Operating income:
Color, Additives and Inks	$86.3	$32.3	$175.1	$72.8
Specialty Engineered Materials	37.3	17.0	71.5	39.3
Distribution	23.7	14.6	47.7	34.0
Corporate and eliminations	(39.2)	(25.9)	(65.8)	(55.3)
Operating income	$108.1	$38.0	$228.5	$90.8

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$111.6	$42.9	$227.7	$94.4
Specialty Engineered Materials	45.4	24.6	87.4	54.4
Distribution	23.9	14.7	48.1	34.2
Corporate and eliminations	(39.0)	(23.3)	(63.8)	(51.4)
Other income, net	1.2	9.5	$2.7	$11.1
EBITDA	$143.1	$68.4	$302.1	$142.7

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Consolidated Statements of Income	2021	2020	2021	2020

Sales	$1,235.2	$609.1	$2,397.5	$1,320.6

Gross margin - GAAP	288.7	149.7	591.1	321.2
Special items in gross margin (Attachment 3)	12.6	(4.2)	10.4	(4.0)
Adjusted gross margin	$301.3	$145.5	$601.5	$317.2

Adjusted gross margin as a percent of sales	24.4%	23.9%	25.1%	24.0%

Operating income - GAAP	108.1	38.0	228.5	90.8
Special items in operating income (Attachment 3)	14.2	9.0	16.6	18.7
Adjusted operating income	$122.3	$47.0	$245.1	$109.5

Adjusted operating income as a percent of sales	9.9%	7.7%	10.2%	8.3%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended June 30,
	2021			2020
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$89.8	$14.2	$104.0	$31.3	$2.4	$33.7

Income tax expense - GAAP	(20.4)	—	(20.4)	(7.9)	—	(7.9)
Income tax impact of special items (Attachment 3)	—	(3.4)	(3.4)	—	(0.7)	(0.7)
Tax adjustments (Attachment 3)	—	0.9	0.9	—	0.9	0.9
Income tax (expense) benefit	$(20.4)	$(2.5)	$(22.9)	$(7.9)	$0.2	$(7.7)

Effective Tax Rate(1)	22.7%		22.0%	25.1%		22.5%
(1) Rates may not recalculate from figures presented herein due to rounding

	Six Months Ended June 30,
	2021			2020
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$192.4	$16.6	$209.0	$76.3	$12.0	$88.3

Income tax expense - GAAP	(43.3)	—	(43.3)	(19.8)	—	(19.8)
Income tax impact of special items (Attachment 3)	—	(4.3)	(4.3)	—	(2.7)	(2.7)
Tax adjustments (Attachment 3)	—	2.0	2.0	—	1.9	1.9
Income tax (expense) benefit	$(43.3)	$(2.3)	$(45.6)	$(19.8)	$(0.8)	$(20.6)

Effective Tax Rate(1)	22.5%		21.8%	25.9%		23.3%
(1) Rates may not recalculate from figures presented herein due to rounding
The following pro forma adjustments are referenced by management to provide comparable business performance by incorporating the Clariant Masterbatch business in periods prior to the acquisition date (July 1, 2020). Financial information referenced here is provided to aid in reconciling back to the most comparable GAAP figures.

Reconciliation of Pro Forma Adjusted Earnings per Share:	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020	Year Ended December 31, 2020

Net income from continuing operations attributable to Avient shareholders	$23.0	$56.1	$132.0
Special items, after tax	2.6	11.2	24.8
Adjusted net income from continuing operations excluding special items	25.6	67.3	156.8
Clariant MB pro forma adjustments to net income from continuing operations(2)	12.9	20.7	20.7
Pro forma adjusted net income from continuing operations attributable to Avient shareholders	$38.5	$88.0	$177.5

Weighted average diluted shares	91.8	89.4	90.6
Pro forma impact to diluted shares from January 2020 equity offering(2)	—	2.9	1.5
Pro forma weighted average diluted shares	91.8	92.3	92.1

Adjusted EPS - excluding special items pro forma for Clariant MB acquisition	$0.42	$0.95	$1.93

(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

	Three Months Ended June 30, 2020
Reconciliation of Pro Forma Adjusted Earnings per Share	Avient	Special Items	Adjusted Avient	Clariant MB Pro Forma Adjustments(2)	Pro Forma Adjusted Avient

Sales	$609.1	$—	$609.1	$261.1	$870.2

Operating income	$38.0	$9.0	$47.0	$22.0	$69.0
Interest expense, net	(16.2)	—	(16.2)	(5.3)	(21.5)
Other income, net	9.5	(6.6)	2.9	—	2.9
Income taxes	(7.9)	0.2	(7.7)	(3.8)	(11.5)
Net income attributable to noncontrolling interests	(0.4)	—	(0.4)	—	(0.4)
Net income from continuing operations attributable to Avient shareholders	$23.0	$2.6	$25.6	$12.9	$38.5

Weighted average diluted shares					91.8

Pro forma adjusted EPS					$0.42
(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

	Six Months Ended June 30, 2020
Reconciliation of Pro Forma Adjusted Earnings per Share:	Avient	Special Items	Adjusted Avient	Clariant MB Pro Forma Adjustments(2)	Pro Forma Adjusted Avient

Sales	$1,320.6	$—	$1,320.6	$540.5	$1,861.1

Operating income	$90.8	$18.7	$109.5	$45.0	$154.5
Interest expense, net	(25.6)	—	(25.6)	(18.1)	(43.7)
Other income, net	11.1	(6.7)	4.4	—	4.4
Income taxes	(19.8)	(0.8)	(20.6)	(6.2)	(26.8)
Net income attributable to noncontrolling interests	(0.4)	—	(0.4)	—	(0.4)
Net income from continuing operations attributable to Avient shareholders	$56.1	$11.2	$67.3	$20.7	$88.0

Weighted average diluted shares					89.4
Impact to diluted shares from January 2020 equity offering					2.9
Pro forma weighted average diluted shares					92.3

Pro forma adjusted EPS					$0.95
(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

Reconciliation of EBITDA by Segment	Three Months Ended June 30,		Six Months Ended June 30
	2021	2020	2021	2020
Operating income:
Color, Additives and Inks	$86.3	$32.3	$175.1	$72.8
Specialty Engineered Materials	37.3	17.0	71.5	39.3
Distribution	23.7	14.6	47.7	34.0
Corporate and eliminations	(39.2)	(25.9)	(65.8)	(55.3)
Operating income	$108.1	$38.0	$228.5	$90.8

Items below OI in Corporate:
Other income, net	$1.2	$9.5	$2.7	$11.1

Depreciation & amortization:
Color, Additives and Inks	$25.3	$10.6	$52.6	$21.6
Specialty Engineered Materials	8.1	7.6	15.9	15.1
Distribution	0.2	0.1	0.4	0.2
Corporate and eliminations	0.2	2.6	2.0	3.9
Depreciation & Amortization	$33.8	$20.9	$70.9	$40.8

EBITDA:
Color, Additives and Inks	$111.6	$42.9	$227.7	$94.4
Specialty Engineered Materials	45.4	24.6	87.4	54.4
Distribution	23.9	14.7	48.1	34.2
Corporate and eliminations	(39.0)	(23.3)	(63.8)	(51.4)
EBITDA	$143.1	$68.4	$302.1	$142.7

EBITDA as a % of Sales:
Color, Additives and Inks	17.9%	18.9%	18.5%	19.5%
Specialty Engineered Materials	18.9%	15.5%	19.1%	15.8%
Distribution	5.9%	6.2%	6.3%	6.5%

Reconciliation of Pro Forma EBITDA - Color, Additives and Inks	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales:
Color, Additives and Inks	$624.4	$226.8	$1,233.7	$483.3
Clariant MB pro forma adjustments(2)	—	261.1	—	540.5
Pro forma sales	$624.4	$487.9	$1,233.7	$1,023.8

Operating income:
Color, Additives and Inks	$86.3	$32.3	$175.1	$72.8
Clariant MB pro forma adjustments(2)	—	22.0	—	45.0
Pro forma operating income	$86.3	$54.3	$175.1	$117.8

Depreciation & amortization:
Color, Additives and Inks	$25.3	$10.6	$52.6	$21.6
Clariant MB pro forma adjustments(2)	—	15.0	—	30.1
Pro forma depreciation & amortization	$25.3	$25.6	$52.6	$51.7

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Color, Additives and Inks	$111.6	$42.9	$227.7	$94.4
Clariant MB pro forma adjustments(2)	—	37.0	—	75.1
Pro forma EBITDA	$111.6	$79.9	$227.7	$169.5

Pro forma EBITDA as a % of Sales	17.9%	16.4%	18.5%	16.6%
(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Pro Forma Adjusted EBITDA:	2021	2020	2021	2020
Net income from continuing operations – GAAP	$69.4	$23.4	$149.1	$56.5
Income tax expense	20.4	7.9	43.3	19.8
Interest expense	19.5	16.2	38.8	25.6
Depreciation and amortization from continuing operations	33.8	20.9	70.9	40.8
EBITDA	$143.1	$68.4	$302.1	$142.7
Special items, before tax	14.2	2.4	16.6	12.0
Interest expense included in special items	—	(0.5)	—	(0.5)
Depreciation and amortization included in special items	1.4	(1.2)	0.8	(1.2)
Adjusted EBITDA	$158.7	$69.1	$319.5	$153.0
Clariant MB pro forma adjustments(2)	—	37.0	—	75.1
Pro forma adjusted EBITDA	$158.7	$106.1	$319.5	$228.1

(2) Pro forma adjustments for the periods prior to the acquisition date (July 1, 2020) and to give effects to the financing for the acquisition